CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annaul Report of Goldspan Resources, Inc. (the “Company”) on Form 10-K for the year ended July 31, 2010 filed with the Securities and Exchange Commission (the “Report”), we, David Hedderly-Smith, Chief Executive Officer of the Company, and James McLaughlin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ David Hedderly-Smith
Name:	David Hedderly-Smith
Title:	Principal Executive Officer and Chairman of the Board
Date:	May 24, 2012

By:	/s/ James McLaughlin
Name:	James McLaughlin
Title:	Chief Financial Officer
Date:	May 24, 2012

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Goldspan Resources, Inc. and will be retained by Goldspan Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.